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                      LETTERHEAD OF DELOITTE & TOUCHE LLP


                                                               EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Number 33-29482 on Form S-8 dated June 23, 1989, in Registration Statement Number 33-37341 on Form S-8 dated October 17, 1990, in Registration Statement Number 33-38347 on Form S-3 dated December 20, 1990, in Registration Statement Number 33-56208 on Form S-3 dated December 23, 1992, in Registration Statement Number 33-58466 on Form S-8 dated February 17, 1993, in Registration Statement Number 33-50783 on Form S-8 dated October 27, 1993, and in Registration Statement Number 33-56141 on Form S-8 filed October 24, 1994, of Eli Lilly and Company of our report dated August 19, 1994, on the combined financial statements of PCS Group for each of the three years in the period ended March 31, 1994 appearing in this current Report on Form 8-K of Eli Lilly and Company.

/s/ Deloitte & Touche LLP

November 22, 1994